Exhibit 10.5

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

Subscription Agreement

This Agreement made this August 31, 2011, by and between Nuveen Long/Short Commodity Total Return Fund, a Delaware statutory trust (the “Fund”), and Nuveen Commoditites Asset Management, LLC (the “Subscriber”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, the Fund is a commodity pool that issues shares which represent units of fractional undivided beneficial interest in and ownership of the Fund; and

WHEREAS, the Subscriber, which is registered with the Commodity Futures Trading

Commission as a commodity trading advisor and a commodity pool operator and is a member of the National Futures Association, serves as the manager of the Fund (in such capacity, the “Manager”); and

WHEREAS, the Subscriber wishes to subscribe for and purchase, and the Fund wishes to sell to the Subscriber, 840 shares for a purchase price of $23.875 per share.

NOW THEREFORE, IT IS AGREED:

l. The Subscriber subscribes for and agrees to purchase from the Fund 840 shares for a purchase price of $23.875 per share. Subscriber agrees to make payment for these shares at such time as demand for payment may be made by the Fund.

2. The Fund agrees to issue and sell said shares to Subscriber promptly upon its receipt of the purchase price.

3. To induce the Fund to accept its subscription and issue the shares subscribed for, the Subscriber represents that it is informed as follows:

(a) That the shares being subscribed for have not been and will not be registered under the Securities Act of l933 (“Securities Act”);

(b) That the shares will be sold by the Fund in reliance on an exemption from the registration requirements of the Securities Act;

(c) That the Fund’s reliance upon an exemption from the registration requirements of the Securities Act is predicated in part on the representations and agreements contained in this Subscription Agreement;

(d) That when issued, the shares will be “restricted securities” as defined in paragraph (a)(3) of Rule l44 of the General Rules and Regulations under the Securities Act (“Rule l44”) and cannot be sold or transferred by Subscriber unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; and

(e) That there do not appear to be any exemptions from the registration provisions of the Securities Act available to the Subscriber for resale of the shares. In the future, certain exemptions may possibly become available, including an exemption for limited sales in accordance with the conditions of Rule l44.

The Subscriber understands that a primary purpose of the information acknowledged in subparagraphs (a) through (e) above is to put it on notice as to restrictions on the transferability of the shares.

4. To further induce the Fund to accept its subscription and issue the shares subscribed for, the Subscriber:

(a) Represents and warrants that the shares subscribed for are being and will be acquired for investment for its own account and not on behalf of any other person or persons and not with a view to, or for sale in connection with, any public distribution thereof; and

(b) Agrees that any certificates representing the shares subscribed for may bear a legend substantially in the following form:

The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of l933 or any other federal or state securities law. These shares may not be offered for sale, sold or otherwise transferred unless registered under said securities laws or unless some exemption from registration is available.

5. This Subscription Agreement and all of its provisions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

6. The Fund’s Declaration of Trust is on file with the Secretary of the State of Delaware. This Agreement is executed on behalf of the Fund by officers of the Manager as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund’s Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the parties hereto as of the day and date first above written.

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

By:	Nuveen Commodities Asset Management, LLC, its manager

	By:	/s/ Gifford R. Zimmerman
Gifford R. Zimmerman Chief Administrative Officer

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC

By:	/s/ William Adams IV
William Adams IV President